          PART II

OFFERING CIRCULAR
Alliance Freight Lines Inc.
2195 Arthur Avenue
Elk Grove Village, IL 60007

Best Efforts Offering of up to 15,000 Convertible Notes at $1,000 Per Note

This prospectus relates to the offering and sale of up to one thousand (15,000) Convertible Notes of the
Company for an aggregate, maximum gross dollar offering of Fifteen Million and 00/100 ($15,000,000)
Dollars (the "Offering") The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each Convertible Note will be offered at its principal amount, One Thousand and 00/100 ($1,000/00) Dollars. There is a minimum purchase amount of five (5) Convertible Notes, for an aggregate purchase price of Five Thousand and 00/100 ($5,000/00) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 7. This offering circular relates to the offer and sale or other disposition of up to five thousand (15,000) Convertible Notes, at a fixed price of
$1,000 per note. See "Securities Being Offered" beginning on page 34.

This is our offering, and no public market currently exists for our notes. The Offering price may not reflect the market price of our notes after the Offering. The Company does not intend to seek a public listing for the Convertible Notes.  Moreover, our common stock is not listed for trading on any exchange or automated quotation system. The Company presently does not intend to seek such listing for its common stock, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the
Securities and Exchange Commission (the "SEC") and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the notes offered hereby or on such earlier date as the Company may terminate the Offering. The notes offered hereby are offered on a "best efforts" basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of notes will be immediately available to us for use in our operations and once received and accepted are irrevocable. See "Plan of Distribution" and
"Securities Being Offered" for a description of our capital stock.

Please note that the Company is a "shell" company in accordance with Rule 405 promulgated under the
Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of
Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange
Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS
UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE
TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR
COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION
MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM
REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT
MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE
EXEMPT FROM REGISTRATION.

THE CONVERTIBLE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE
SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON
EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE
CONVERTIBLE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY
NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON
OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF
THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS
UNLAWFUL.

Underwriting

Number of

Price to

discount and

Proceeds to

Proceeds to

Notes

Public (3)

commissions (1)

issuer (2)

other persons

Per note

1

$
1,000

$
0.00

$
1,000

$
0.00

Total Minimum

5

$
5,000

$
0.00

$
5,000

$
0.00

Total Maximum

15,000

$
15,000,000

$
0.00

$
15,000,000

$
0.00

(1)
We do not intend to use commissioned sales agents or underwriters.

(2)
The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finder's fees, selling and other costs incurred in the offering of the notes.

(3)
The Notes are offered in denominations of $1,000 and any even multiple thereof. The minimum subscription amount is $5,000.

We are following the "Offering Circular" format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is July 1st, 2016

TABLE OF CONTENTS

Summary of Information in Offering Circular 5
Risk Factors 11
Dilution 21
Plan of Distribution 22
Use of Proceeds to Issuer 23
Description of Business 25
Description of Property 26
Management's Discussion and Analysis of Financial Condition and Results of Operations
 27
Directors, Executive Officers and Significant Employees 28
Compensation of Directors and Executive Officers 31
Security Ownership of Management and Certain Security Holders 32
Interest of Management and Others in Certain Transactions 33
Securities Being Offered 34
Financial Statements 36
Index to Exhibits 46
Signatures 47

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND
INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN
AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE
BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY
AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING
MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND,"
"EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING
STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH
RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT
COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE
CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT
TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK
ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1. SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the "Company," "we," "our", "us" or "Company Name" refer to
Alliance Freight Lines Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company

Organization:
We were incorporated under the laws of the State of Delaware on April 20, 2016. Our principal office is located at
____________________

Capitalization:
Our articles of incorporation provide for the issuance of up to
100,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus there are 15,000,000 shares of our common stock issued and outstanding. Our articles of
incorporation do not provide for the issuance of any preferred stock or other class of equity securities.
Management:
Our Chief Executive Officer and Director is Vladislav
Gasnikov.  Our Vice President and Secretary is Alex Shchekin.
All two of our officers also serve as Directors of the Company.
There are no other officers or directors of the Company. Each of the aforementioned spends approx. 10- 20 hours per week to the affairs of the Company.
Controlling Shareholders:
Our Officers and Directors constitute our only stockholders, owning in the aggregate 15,000,000 shares. As such, our
current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering
Shell Company Status:
We are a "shell company" within the meaning of Rule 405,
promulgated pursuant to Securities Act, because we have
nominal assets and nominal operations.  Accordingly, the
securities sold in this offering can only be resold through
registration under Section 5 the Securities Act of 1933, Section
4(1), if available, for non-affiliates or by meeting the
conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory
underwriter under Section 2(11) of the Securities Act, as
provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d)
of the Exchange Act, as applicable, during the preceding 12
months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports);
and have filed current "Form 10 information" with the SEC
reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our
securities be resold pursuant to Rule 144.  "Form 10
information" is, generally speaking, the same type of
information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances
regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Independence:
We are not a blank check company, as such term is defined by
Rule 419 promulgated under the Securities Act of 1933, as
amended, as we have a specific business plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business

Description of Operations:
Alliance Freight Lines Inc. (the "Company" or "Alliance") was
incorporated in the State of Delaware on April 20, 2016.
Alliance was established to execute a merger with Vlad &
Brother Corp, (VLAD), incorporated under the laws of the
State of Illinois on September 11 2011. VLAD main trucking
operation and headquarters is located in the Chicago, IL - with a secondary hub recently opened in Philadelphia, PA. Since its inception in 2011, VLAD has experienced exponential growth
- starting with only 1 truck, and expanding to a fleet of 53 new dry vans & 80 dry commodity trailers through its reliability and customer service. VLAD's dry vans provide local service
to/from sort facilities - which connect to other major markets via long haul tractor-trailer transport. The result is an efficient hub and spoke trucking network - which Alliance Freight Lines has dominated in the Chicago market. Alliance has identified
VLAD as a merger candidate, which merger will be executed
following the completion of this Offering. Following the
merger will begin to expanding its Chicago based trucking
network to compete with major US trucking operators.  The
expansion plan will include a system of local delivery and long haul operations serving major metropolitan areas around the
US utilizing an advanced trucking fleet and sort facilities -
along with established routes and customers acquired through consolidation, buyouts, and increased marketing campaigns.
Currently, VLAD's main trucking operation and headquarters
is located in the Chicago, IL - with a secondary hub recently opened in Philadelphia, PA.  Through the merger, Alliance
hopes to build on VLAD's reputation, efficiency, and proven
track record with further expansion into the following markets
- with corresponding dedicated truck estimates: Chicago IL (50 trucks); Philadelphia PA, (30 trucks); Charlotte, NC (25
trucks); Dallas TX (25 trucks); Los Angeles, CA (25 trucks);
and Minneapolis, MN (25 trucks). Alliance seeks to raise in a
Best Efforts Offering up to $15,000,000, in 15,000 Convertible
Notes at $1,000 per Note to execute on the merger with VLAD
and fund the proposed expansion plans.

Historical Operations:
Since inception, the Company has limited to no operations
consisting primarily of researching potential business
opportunities in the trucking business, including the planned merger with VLAD. As of May 31, 2016 we have an
accumulated deficit of $3,500.
Current Operations:
The Company has been focused on researching potential
opportunities in the trucking business, including the planned merger with VLAD and the capital raise requirements. See
"Description of Operations"
Growth Strategy:
The Company seeks to execute its growth strategy by
deploying the proceeds of this Offering for the merger with
VLAD. The timing of commencement of the merger may be
influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our merger plans.
The Offering

Class of Securities Offered:
Convertible Promissory Notes, face value $1,000

No. of Note being Sold in the Offering:
Up to 15,000 notes for a maximum offering amount of
$15,000,000.

Offering Price:
The Company intends to offer the Notes at a price of $1,000
per Note. There is a minimum purchase amount of five (5)
Notes for an aggregate purchase of $5,000.

Interest:
The Notes will bear interest at a rate of ten (10%) percent per annum. The interest will be payable in arrears starting on
December 31, 2016.
Maturity:
The Notes will mature thirty-six (36) months from the date of issuance. The Company may elect to retire all or part of the then-outstanding Notes at any time. There exists no pre-
payment penalty.
Conversion into Common Stock:
At its sole and absolute election, the Company may compel the holders of all or part of the Note to have the then-outstanding principal and interest into shares of the Company's common
stock. The price at which the Notes may convertible into shares of the Company's common stock will be seventy-five (75%)
percent of the twenty (20) trailing average bid price as quoted on any major national exchange or automated quotation
system. Accordingly, the Notes may only be converted should
the Company obtain a public listing for its Common Stock.
Currently, the Company does not qualify for a listing of its
Common Stock on any major national stock exchange of
automated quotation system and has not present intention to
seek such a listing.
No. of Shares Outstanding:
As of the date of this Prospectus, there are 15,000,000 shares of the Company's common stock issued and outstanding. All of
our issued and outstanding shares are owned by our three
officers and directors.

No. of Shares after the Offering:
Irrespective of the relative success of the offering, there will remain 15,000,000 shares of the Company's common stock
issued and outstanding following the completion of the offering contemplated herein.
Termination of the Offering:
The offering will commence as of the effective date of this
Prospectus and will terminate on the sooner of the sale of the maximum number of Notes being sold, six months from the
effective date of this Offering Statement or the decision by
Company management to deem the offering closed.
Offering Cost:
We estimate our total offering registration costs to be $10,000.
If we experience a shortage of funds prior to funding, our
officer and director has verbally agreed to advance funds to the
Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the
Company.
Market for the Notes:
The Notes being offered herein are not listed for trading on any exchange or automated quotation system. The Company does
not intend to seek such a listing at any time hereinafter.
Market for our Common Stock:
Our common stock is not listed for trading on any exchange or automated quotation system. We do not intend, upon the
effectiveness of this Offering Statement to seek such a listing.
We may, however, seek to obtain a listing at a later date,
although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Exchange Act of 1934. Moreover, there can be no assurance that a market maker will not agree to file the
necessary documents with the Financial Industry Regulatory
Authority (FINRA), which operates the OTQB Marketplace;
nor can there be any assurance that such an application for
quotation will be approved.

Common Stock Control:
Our officers and directors currently own all the issued and
outstanding common stock of the company, and will continue
to own all of the common shares to control the operations of the company after this offering, irrespective of its outcome.

Best Efforts Offering:
We are offering our common stock on a "best efforts" basis
through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

2 FORWARD-LOOKING STATEMENTS

Certain statements in this memorandum constitute forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities
Exchange Act of 1934, as amended. All statements that address expectations or projections about the future, including statements about product development, market position, expected expenditures, and financial results, are forward-looking statements.
Some of the forward-looking statements may be identified by words like believes, expects, anticipates, plans, intends, projects, estimates, indicates, hopes, will, shall, should, could, may, future, potential, or the negatives of these words, and all similar expressions.  Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  These statements are not guarantees of future performance and involve a number of risks, uncertainties, and assumptions.
Accordingly, actual results or performance of the Company may differ significantly, positively or negatively, from forward-looking statements made herein.  Unanticipated events and circumstances are likely to occur.  Factors that might cause such differences include, but are not limited to, those discussed under the heading, RISK FACTORS, which investors should carefully consider.  This list of factors is not exclusive. Alliance cautions you not to put undue reliance on any forward-looking statements, which speak only as of the date of this document.  Alliance undertakes no obligation to update any forward-looking statements to reflect future events or circumstances.

3 INDUSTRY AND MARKET DATA

The opinions, estimates and projections and other forward looking statements contained herein, as well as industry and market data and certain other information used throughout this prospectus are derived from a variety of sources, including independent industry publications, government publications or other published independent sources, which
Alliance did not participate in preparing.  Alliance has no alternative information source to validate these estimates. Although Alliance has not independently verified the accuracy or completeness of the third-party information included in this memorandum, based on maengagement's knowledge and experience, Alliance believes that these third-party sources are credible and reliable. However, Alliance makes no guarantees as to its accuracy or completeness.  Investors are cautioned not to place undue reliance on such market and industry data, estimates, projections and opinions, which may be based on numerous assumptions and subject to change based on various factors, including those discussed under the section entitled RISK FACTORS.

4.    RISK FACTORS

Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect Alliance's business, operating results or financial condition, as well as adversely affect the value of an investment in our shares.
The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Offering

No Reserve for Repayment.

Alliance will not maintain a reserve to repay the units, and Alliance will be primarily dependent upon cash flow generated from the combined operation to repay you.  If Alliance does not continue to generate adequate revenues from the combined operation, Alliance may not have adequate funding to repay the units.

Early Redemption.

At any time prior to the Maturity Date, Alliance reserves the right, in its sole discretion, to repurchase all or any part of the units at 100% of the then-outstanding principal amount plus interest accrued to the date of repurchase.

VLAD Operations will be the sole source Alliance's Revenue

Alliance anticipates that the primary use of the funds raised in this offering will be to execute on the merger plan with VLAD.  Alliance has limited sources of revenues; to repay principal and interest on the units to investors, Alliance will rely primarily on revenues from the combined operations to repay the loan. The ability of Alliance to repay the loan will largely depend on revenue generation from the combined operations.

Risks Related to the Company

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of May 31, 2016, we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

The company has realized significant operating losses to date and expects to incur losses in the future

The company has operated at a loss since inception, and these losses are likely to continue. Alliance's net loss for the period ending May 31, 2016 was $3,500. Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the
Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were incorporated on April 20, 2016, and we have a limited operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

-

our ability to execute on our growth strategy including proposed merger with VLAD;

-

our ability to absorb costs that are beyond our control, such as taxes, insurance premiums, litigation costs and compliance costs;

-

economic conditions in our markets, as well as the condition of the financial markets and the economy generally.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our officers and directors. It would be difficult to replace any of them at such an early stage of development of the
Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation permits us to indemnify our officers and directors to the fullest extent authorized or permitted by law in connection with any proceeding arising by reason of the fact any person is or was an officer or director of the Company.  Furthermore, our Certificate of Incorporation provides that no director of the Company shall be personally liable to it or its shareholders for monetary damages for any breach of fiduciary duty by such director acting as a director.  Notwithstanding this indemnity, a director shall be liable to the extent provided by law for any breach of the director's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, pursuant to section 174 of the General Corporation Law of Delaware
(unlawful payment of a stock dividend or unlawful redemption of stock), or for any transaction from which a director derived an improper personal benefit.  Our Certificate of Incorporation permits us to purchase and maintain insurance on behalf of directors, officers, employees or agents of the Company or to create a trust fund, grant a security interest and/or use other means to provide indemnification.

Our Bylaws permit us to indemnify our officers and directors to the full extent authorized or permitted by law.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.
We will then be governed by the court's decision.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations. Our profitability depends on the profitability of the combined operations. In the event, Alliance is unable to execute on the merger plan, we cannot make a profit.

Risks Relating to Our Business

The profitability of attempted investments is uncertain.

We intend to deploy the proceeds of the Offering to execute the merger with VLAD. In undertaking the merger, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition.

There are several other Competitors in the market

The trucking industry is wide open and other companies are entering the business and driving down pricing and revenues.

The costs of defending or prosecuting claims and paying damages could reduce the amounts available for distribution to our shareholders.

Doing business is always fraught with lawsuits and litigations. If we are named as defendant in a lawsuit or if we are compelled to institute a claim against a party, including VLAD, such litigation could adversely affect our ability as a going concern since our resources would be expended on litigations.

Our business is subject to several general economic and business factors, which affect the broader industry, exist beyond our control, and any of which could have a material adverse effect on our operating results.

These factors include limited or excess capacity in the trucking industry and changes in economic conditions, deficits or surpluses in the market for used equipment, interest rates, license and registration fees and insurance premiums.

We may be affected by pricing pressures in our industry.

We operate in a highly competitive and fragmented industry, and our business may suffer if we are unable to adequately address downward pricing pressures and other factors that may adversely affect our ability to compete with other carriers. Some of our competitors periodically reduce their freight rates to gain business, especially during times of reduced growth rates in the economy, which may limit our ability to maintain or increase freight rates, maintain our margins or maintain significant growth in our business, which may have an adverse effect on our financial condition and operating results.

We may be affected by labor issues in the broader transportation industry.

Difficulty in attracting drivers could affect our profitability and ability to grow. Periodically, the transportation industry experiences difficulty in attracting and retaining qualified drivers, including independent contractors, resulting in intense competition for drivers. We have from time to time experienced underutilization and increased expenses due to a shortage of qualified drivers. If we are unable to attract drivers when needed or contract with independent contractors when needed, we could be required to further adjust our driver compensation packages or let trucks sit idle, which could adversely affect our growth and profitability. If we are unable to retain drivers, our business, financial condition and results of operations could be harmed.

The trucking industry is capital intensive.

If we are unable to generate sufficient cash from operations in the future, we may have to limit our growth, enter into financing arrangements or operate our revenue equipment for longer periods, any of which could have a material adverse effect on our profitability.

The loss of any of our major customers would adversely affect our business.

Our customers may go out of business for various reasons. The loss of our customers would adversely affect our business.

Our liquidity is highly dependent on our customers.

With the execution of the merger with VLAD, we would perform on contracts that VLAD has with existing customers. Such contracts generally require customers to reimburse us within 30 days of invoice date. If any of our large customers were to experience a liquidity problem that resulted in the customer being unable to make timely payments, we could, in turn, develop a liquidity problem. We may be forced to borrow additional funds at rates that may not be favorable or curtail capital spending. Additionally, the phasing out of current favorable payment terms with customers may have a potential negative impact on our cash flow. This could have a material adverse effect on our business, operating results or financial condition.

Our growth strategy includes diversification and expansion into new geographic markets. We are subject to various risks in pursuing this growth strategy and we may have difficulty in integrating VLAD business and may be subject to unexpected liabilities.

Our business strategy includes a growth strategy for diversification and expansion into new geographic markets. However, we may experience increased competition that limits our ability to expand our business.
Our assumptions underlying estimates of expected cost savings may be inaccurate or general industry and business conditions may deteriorate. Merger and geographical expansion involve numerous risks, including, but not limited to: difficulties in integrating the operations, technologies and products acquired;
the diversion of our management's attention from other business concerns; current operating and financial systems and controls may be inadequate to deal with our growth; the risks of entering markets in which we have limited or no prior experience and the loss of key employees.

If these factors limit our ability to integrate the operations, successfully or on a timely basis, our expectations of future results of operations may not be met, it could have a material adverse effect on our business, financial condition and results of operations. Further, there can be no assurance that we will be able to maintain or enhance our profitability following the execution of the merger with VLAD.

Our business strategy is dependent upon, and limited by, the availability of adequate capital.

Our business strategy will require additional capital for, among other purposes, acquiring additional trucks and entering new markets, which may include the acquisition of existing business and the related integration costs. If cash generated internally is insufficient to fund capital requirements, we will require additional debt or equity financing. Adequate financing may not be available or, if available, may not be available on terms satisfactory to us. In addition, the terms of the revolving credit facility and term loan and the Indenture may, under certain circumstances, limit our ability to pursue acquisitions or make capital expenditures. If we fail to obtain sufficient additional capital in the future or we are unable to make adequate capital expenditures or fund acquisitions, we could be forced to curtail our business strategies by reducing or delaying capital expenditures or postpone acquisitions. As a result, there can be no assurance that we will be able to execute on any of our business strategies.

We may be adversely impacted by fluctuations in the price and availability of diesel fuel and our ability to continue to collect fuel surcharges.

Diesel fuel is a significant operating expense for our business. We do not hedge against the risk of diesel fuel price increases. An increase in diesel fuel prices or diesel fuel taxes, or any change in federal or state regulations that results in such an increase, could have an adverse effect on our operating results.
Depending on the base rate and fuel surcharge levels agreed upon by our customers, there could be a delay in reflecting increases in our surcharges to customers resulting from a rapid and significant change in the cost of diesel fuel, which could also have a material adverse effect on our operating results. We continuously monitor the components of our pricing, including base freight rates and fuel surcharges, and address individual account profitability issues with our customers when necessary. Our fuel surcharge recovery may not capture increased costs we pay for fuel, especially when prices are rising. Further, during periods of low freight volumes, customers can use their negotiating leverage to negotiate fuel surcharge policies that are less favorable to us. While we have historically been able to adjust our base rate pricing and/or fuel surcharges to offset changes to the cost of diesel fuel, there is no guarantee that we will be able to do so in the future.

Sustained periods of abnormal weather can have a material adverse effect on our business.

Our terminals may close due to heavy snow, which will negatively affect revenues on a particular business day that may not be recouped in the future. In addition, inefficiencies in our loading, unloading and transit times associated with cleaning snow off of trucks before use and cleaning snow off of revenue units before and after transporting them, increased lodging costs due to hours of service restrictions for our drivers and premium (overtime) pay required in order to complete the unit movements over weekends to make up for the inefficiencies caused by delayed delivery of on-ground customer inventories may also have a negative impact on earnings.

Our operations are subject to business interruptions and casualty losses.

Our operations are subject to numerous inherent risks, particularly unplanned events such as inclement weather, union strikes, explosions, fires, other accidents and equipment failures. While our insurance coverage could offset losses relating to some of these types of events, our business, financial condition and results of operations could be materially adversely impacted to the extent any such losses are not covered by our insurance.

Insurance and claims expenses could have a material adverse effect on our business, financial condition and results of operations.

We have insurance for liability, transportation, business and physical damage with high deductible for the risks arising out of the services we provide and the nature of our operations, including claims exposure resulting from cargo loss, personal injury, property damage and related liabilities, and workers'
compensation. Workers' compensation is determined using actuarial estimates of the aggregate liability for claims incurred and an estimate of incurred but not reported claims, on an undiscounted basis.

We rely on our information technology systems to manage numerous aspects of our business and a disruption of these systems could adversely affect our business.

Our information technology, or IT, systems are an integral part of our business and a serious disruption to our IT systems could significantly limit our ability to manage and operate our business efficiently, which in turn could materially adversely impact our business, financial condition and results of operations. We depend on our IT systems for vehicle inventory management, load makeup, dispatch, delivery reporting and invoices. Our IT systems also enable us to ship products to our customers on a timely basis, maintain cost-
effective operations and provide a high level of customer service. Some of our systems are not fully redundant, and our disaster recovery planning does not account for all eventualities.

Our information technology systems also depend upon global communications providers, satellite-based communications systems, electric utilities, and telecommunications providers. We have no control over the operation, quality or maintenance of these services or whether vendors will improve their services or continue to provide services that are essential to our business. Disruptions or failures in the services upon which our information technology platforms rely may adversely affect the services we provide, which could increase our costs or result in a loss of customers that could have a material adverse effect on our results of operation.

The security risks associated with information technology systems have increased in recent years because of the increased sophistication and activities of perpetrators of cyber-attacks. A failure in or breach of our information technology security systems, or those of our third party service providers, as a result of cyber-
attacks or unauthorized access to our network could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, increase our costs and/or cause losses. We also confront the risk that a terrorist or other third parties may seek to use our property, including our information technology systems, to inflict major harm. We continually take steps to make appropriate enhancements to our information technology systems; however, our systems may be vulnerable to disruption, failure or unauthorized access which could have a material adverse effect on our consolidated financial statements.

We are subject to various environmental and employee health and safety regulations that could impose substantial costs on us and may adversely impact our operating performance.

Our business is subject to numerous federal, state and local laws, regulations and requirements that govern environmental and health and safety matters, including those relating to air emissions, wastewater discharges, regulated materials management, the generation, handling, storage, transportation, treatment and disposal of regulated wastes or substances, and those that impose liability for and require investigation and remediation of releases or threats of release of regulated substances, including at third-party owned off-
site disposal sites, as well as laws and regulations that regulate workplace safety. In particular, under applicable environmental requirements, we may be responsible for the investigation and remediation of natural resource damages associated with, and third-party property damage or personal injury claims arising from, environmental conditions at currently and formerly owned, leased, operated or used sites and third-party owned disposal sites, regardless of fault or the legality of the activities that led to such contamination. Given the nature of the past operations conducted by us, our predecessors and others at our current and former properties, there can be no assurance that the extent of all soil and groundwater contamination has been identified and is being addressed at all of our owned or operated properties and it is possible that we could be required to conduct, or be held responsible for the cost of conducting, investigations and remediation at any of our current properties, at formerly owned or operated properties or at off-site disposal sites in the future.

Compliance with environmental and health and safety laws and regulations and the requirements and terms and conditions of the environmental permits, licenses and other approvals that are required for the operation of our business may cause us to incur substantial capital costs and operating expenses and may impose significant restrictions or limitations on the operation of our business. Environmental and health and safety regulations and environmental permits, licenses and other approvals may also require us to install new or updated pollution control equipment, modify our operations or perform other corrective actions at our facilities. In addition, the cost of complying with various environmental requirements is likely to increase over time, and there can be no assurance that the cost of compliance will not have a material adverse effect on our business, financial condition and results of operations. Moreover, violations of applicable environmental and health and safety laws and regulations or for the failure to have or comply with the terms and conditions of required environmental permits or other required approvals can lead to substantial fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring remedial or corrective measures, installation of pollution control equipment or other actions.

Future developments, such as changes in the nature of our operations, or changes in laws and regulations
(such as in response to climate change concerns) or more stringent enforcement or interpretation thereof could cause us to incur substantial losses or expenditures. In addition, future spills or releases of regulated substances or accidents or the discovery of currently unknown contamination could give rise to material losses, expenditures and environmental or health and safety liabilities, including liabilities resulting from lawsuits brought by private litigants or neighboring property owners or operators for personal injury or property damage related to the operation of our facilities or the land on which our facilities are located.

Concern over climate change, including the impact of global warming, has led to significant legislative and regulatory efforts to limit carbon and other greenhouse gas emissions, and some form of federal, state, or regional climate change legislation is possible in the future. We are unable to determine with any certainty the effects of any future climate change legislation. However, emission-related regulatory actions have historically resulted in increased costs of revenue equipment and diesel fuel, and future legislation, if passed, could result in increases in these and other costs. Increased regulation regarding greenhouse gas emissions, including diesel engine emissions and/or total vehicle fuel economy, could impose substantial costs on us that may adversely impact our results of operations. We may also be subject to additional requirements related to customer-led initiatives or their efforts to comply with environmental programs.
Until the timing, scope and extent of any future regulation or customer requirements become known, we cannot predict their effect on our cost structure or our operating results. Furthermore, although we are committed to mandatory and voluntary sustainability practices, increased awareness and any adverse publicity about greenhouse gas emissions emitted by companies in the transportation industry could harm our reputation or reduce customer demand for our services.

We operate in a highly regulated industry, and costs of compliance with, or liability for violations of, existing or future regulations could have a material adverse effect on our operating results.

Various federal and state agencies exercise broad regulatory powers over the transportation industry, generally governing such activities as operations of and authorization to engage in motor carrier freight transportation, operations of non-vessel-operating common carriers, safety, contract compliance, insurance requirements, tariff and trade policies, taxation, and financial reporting. We could become subject to new or more restrictive regulations, such as regulations relating to engine emissions, drivers' hours of service, occupational safety and health, ergonomics, or cargo security. Compliance with such regulations could substantially reduce equipment productivity, and the costs of compliance could increase our operating expenses.

 Our drivers also must comply with the safety and fitness regulations promulgated by the U.S. Department of Transportation, or DOT, including those relating to drug and alcohol testing and hours of service.

Federal Motor Carrier Safety Administration's, or FMCSA, compliance, safety, accountability program and regulations could potentially result in a loss of business to other carriers, driver shortages, and increased costs for qualified drivers, and driver and/or business suspension for noncompliance. A resulting decline in the availability of qualified drivers, coupled with additional personnel required to satisfy future revisions to hours-of-service regulations, could adversely impact our ability to hire drivers to adequately meet current or future business needs. Unsatisfactory FMCSA scores could result in a DOT intervention or audit, resulting in the assessment of fines, penalties, or a downgrade of our safety rating. Failures to comply with
DOT safety regulations or downgrades in our safety rating could have a material adverse impact on our operations or financial condition. Increases in license and registration fees, bonding requirements, or taxes, including federal fuel taxes, or the implementation of new forms of operating taxes on the industry could also have an adverse effect on our operating results.

The ongoing development of data privacy laws may require changes to our data security policies and procedures, and the associated costs of the changes required to maintain our compliance with standards in the U.S. and other jurisdictions in which we operate could adversely affect our operating results.

Our business could be harmed by antiterrorism measures.

As a result of terrorist attacks on the United States, federal, state and municipal authorities have implemented and may implement in the future various security measures, including checkpoints and travel restrictions on large trucks. Although many companies would be adversely affected by any slowdown in the availability of freight transportation, the negative impact could affect our business disproportionately. If security measures disrupt the timing of deliveries, we could fail to meet the needs of our customers or could incur increased costs in order to do so. New antiterrorism measures may be implemented from time to time and that such new measures could have a material adverse effect on our business, results of operations, or financial condition.

Current and future legal proceedings could adversely affect us and our operations.

We cannot predict the outcome of future legal proceedings, which could result in judgments that could negatively impact our financial condition, results of operations, liquidity or capital resources. We may incur significant legal fees and expenses in connection with such litigation, which may also divert management's attention from our business. See "Business-Legal Proceedings."

We are dependent on key personnel and the loss of one or more of those key personnel could have a material adverse effect on our operating results.

Competition for qualified employees and personnel in the automotive transportation industry is intense and there are a limited number of qualified persons with knowledge of and experience in the automotive transportation industry. The process of recruiting personnel with the combination of skills and attributes required to carry out our strategies is often lengthy. Our success depends to a significant degree upon our ability to attract and retain qualified management, administrative, marketing and technical personnel and upon the continued contributions of our management and personnel. In particular, our success is highly dependent upon the abilities of our senior executive management. We believe this management team, comprised of individuals who have worked in the automotive transportation industry for many years and with significant experience pursuing an acquisition strategy is integral to implementing our business plan.
The loss of the services of one or more of them could have a material adverse effect on our operating results.

 Risks Related to Our Securities

There is no current established trading market for the Notes or Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Notes or our Common Stock and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the Notes may have difficulty selling their Notes or the underlying common stock, if converted, should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a "shell company" the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the
Securities Act using a Form S-8, until we cease being a "shell company".

We are a "shell company" as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a "shell company".  Applicable provisions of Rule 144 specify that during that time that we are a "shell company" and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a "shell company" we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the Notes being  offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our Notes.  The offering price for the Notes being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of common stock, which would reduce investors'
percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.  As of the date of this prospectus the Company had 15,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 85,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.
We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If
investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

3.    DILUTION

Should you purchase any of the Notes being offered herein, your interest may be diluted. The Company may offer its debt securities in future offerings that have equal or greater liquidation preferences than the
Notes. That is, in the event of liquidation, your pro rata interest in the assets of the Company will be marginalized alongside other holders of the Company's Notes.

Moreover, the Company holds the right to compel the holders of the Notes to convert the then-outstanding principal and interest into shares of the Company's common stock. Your as-converted stake in the
Company will be diluted due to the Company issuing additional shares of its common stock. That is when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued only one class or type of shares, common stock.
Therefore, all of the company's current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

4.    PLAN OF DISTRIBUTION

We are offering a maximum of 15,000 convertible notes on a no minimum, "best efforts" basis. We will sell the notes ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our notes using our best efforts and no one has agreed to buy any of our notes.  This prospectus permits our officers and directors to sell the notes directly to the public, with no commission or other remuneration payable to them for any notes they may sell.  There is no plan or arrangement to enter into any contracts or agreements to sell the notes with a broker or dealer.  Our officers and directors will sell the notes and intend to offer them to friends, family members and business acquaintances.  There is no minimum amount of notes we must sell so no money raised from the sale of our notes will go into escrow, trust or another similar arrangement.

The notes are being offered by Vladislav Gasnikov the Company's Chief Executive Officer and Director.
Mr. Gasnikov will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to
sell the notes.  No sales commission will be paid for notes sold by Mr. Gasnikov. Mr. Gasnikov is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Gasnikov primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities.  Mr. Gasnikov has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph
(a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 5,000 notes being offered, or (ii)
365 days after this registration statement is declared effective by the Securities and Exchange Commission.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per note price of $1,000, the net proceeds from the sale of the 15,000 notes in this
Offering will be approximately $14,970,000, after deducting the estimated offering expenses of approximately $30,000.

We will utilize the net proceeds from this offering to grow the team, salaries for the team, operational costs, infrastructure costs, marketing for our products, and other operating expenses.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%,
75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company's Plan of Operation.

25% of
Offering
Sold

50% of
Offering
Sold

75% of
Offering
Sold

100% of
Offering
Sold
Offering Proceeds

Notes Sold

 3750

7500

11,250

15000
Gross Proceeds

$3,750,000

$7,5000,000

$11,250,000

$15,000,000
Total Before Expenses

$3,750,000

$7,5000,000

$11,250,000

$15,000,000

Offering Expenses

Legal & Accounting

 $24,500

 $24,500

 $24,500

 $24,500
Publishing/EDGAR

 $2,000

 $2,000

 $2,000

 $2,000
Transfer Agent

 $1,250

 $1,750

 $2,500

 $3,500
Total Offering Expenses

 $27,750

 $28,250

 $29,000

 $30,000

Amount of Offering Proceeds
Available for Investment
 $3,722,250

 $7,471,750

 $11,221,000

 $14,970,000

Expenditures

Operation Expenses (1)

 $3,722,250

 $7,471,750

 $11,221,000

$14,970,000

Working Capital Reserves

 $0

 $0

 $0

 $0

Total Expenditures

 $3,722,250

 $7,471,750

 $11,221,000

 $14,970,000

Net Remaining Proceeds

 $0

 $0

 $0

 $0

(1) "Operation Expenses" are expenses related to our working capital expenses. These expenses include but are not limited to travel and communications expenses, non-refundable employee payments, accounting fees, marketing, salaries, infrastructure costs and miscellaneous expenses. The presentation in the table is based on the assumption that we will not borrow any money for our operation.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.    DESCRIPTION OF BUSINESS
Our Company

Alliance Freight Lines Inc. (the "Company" or "Alliance") was incorporated in the State of Delaware on
April 20, 2016. Alliance principal executive offices are located at 2195 Arthur Avenue, Elk Grove Village,
IL 60007. Alliance was established to execute a merger with Vlad & Brother Corp, (VLAD), incorporated under the laws of the State of Illinois on September 11, 2011. VLAD main trucking operation and headquarters is located in the Chicago, IL - with a secondary hub recently opened in
Philadelphia, PA. Since its inception in 2011, VLAD has experienced exponential growth - starting with only 1 truck, and expanding to a fleet of 53 new dry vans & 80 dry commodity trailers through its reliability and customer service. VLAD's dry vans provide local service to/from sort facilities -
which connect to other major markets via long haul tractor-trailer transport. The result is an efficient hub and spoke trucking network - which Alliance Freight Lines has dominated in the
Chicago market. Alliance has identified VLAD as a merger candidate, which merger will be executed following the completion of this Offering. Following the merger will begin to expanding its Chicago based trucking network to compete with major US trucking operators.  The expansion plan will include a system of local delivery and long haul operations serving major metropolitan areas around the US utilizing an advanced trucking fleet and sort facilities - along with established routes and customers acquired through consolidation, buyouts, and increased marketing campaigns. Currently, VLAD's main trucking operation and headquarters is located in the Chicago, IL - with a secondary hub recently opened in Philadelphia, PA.  Through the merger, Alliance hopes to build on VLAD's reputation, efficiency, and proven track record with further expansion into the following markets - with corresponding dedicated truck estimates:
Chicago IL (50 trucks); Philadelphia PA, (30 trucks); Charlotte, NC (25 trucks); Dallas TX (25 trucks); Los Angeles, CA (25 trucks); and Minneapolis, MN (25 trucks). Alliance seeks to raise in a Best Efforts Offering up to $15,000,000, in 15,000 Convertible Notes at $1,000 per Note to
execute on the merger with VLAD and fund the proposed expansion plans.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Investment Company Act of 1940

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Employees:

Currently, the company does not have any full time employees. The company may hire a number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

7.    DESCRIPTION OF PROPERTY

Our principal offices are located at 2195 Arthur Avenue, Elk Grove Village, IL 60007. The  office is provided rent free by Mr. Gasnikov

8.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Alliance Freight Lines Inc. (the "Company" or "Alliance") was incorporated in the State of Delaware on
April 20, 2016. Alliance principal executive offices are located at 2195 Arthur Avenue, Elk Grove Village,
IL 60007. Alliance was established to execute a merger with Vlad & Brother Corp, (VLAD), incorporated under the laws of the State of Illinois on September 11, 2011. VLAD main trucking operation and headquarters is located in the Chicago, IL - with a secondary hub recently opened in
Philadelphia, PA. Since its inception in 2011, VLAD has experienced exponential growth - starting with only 1 truck, and expanding to a fleet of 53 new dry vans & 80 dry commodity trailers through its reliability and customer service. VLAD's dry vans provide local service to/from sort facilities -
which connect to other major markets via long haul tractor-trailer transport. The result is an efficient hub and spoke trucking network - which Alliance Freight Lines has dominated in the
Chicago market. Alliance has identified VLAD as a merger candidate, which merger will be executed following the completion of this Offering. Following the merger will begin to expanding its Chicago based trucking network to compete with major US trucking operators.  The expansion plan will include a system of local delivery and long haul operations serving major metropolitan areas around the US utilizing an advanced trucking fleet and sort facilities - along with established routes and customers acquired through consolidation, buyouts, and increased marketing campaigns. Currently, VLAD's main trucking operation and headquarters is located in the Chicago, IL - with a secondary hub recently opened in Philadelphia, PA.  Through the merger, Alliance hopes to build on VLAD's reputation, efficiency, and proven track record with further expansion into the following markets - with corresponding dedicated truck estimates:
Chicago IL (50 trucks); Philadelphia PA, (30 trucks); Charlotte, NC (25 trucks); Dallas TX (25 trucks); Los Angeles, CA (25 trucks); and Minneapolis, MN (25 trucks). Alliance seeks to raise in a Best Efforts Offering up to $15,000,000, in 15,000 Convertible Notes at $1,000 per Note to
execute on the merger with VLAD and fund the proposed expansion plans.

Since its incorporation, the Company has devoted substantially all of its efforts to business planning, and researching merger option with VLAD. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and the planned merger has not occurred. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

Operating Results

As of May 31, 2016, we have not generated any revenues and incurred expenses of $3,500. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through May 31, 2016 was $3,500. Our accumulated deficit at May 31, 2016 was $3,500.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

As of May 31, 2016, the Company had $1,500 in cash and total liabilities of $3,500. As of May 31,
2016, the Company has incurred total expenses since inception of $3,500, related entirely to legal fees associated with this Offering. In management's opinion, the Company's cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $15,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.

Although we intend on executing our merger with VLAD, there is no guarantee that we will succeed in the proposed merger. Upon the qualification of the Form 1-A, the Company plans to execute the merger plan by acquiring and merging VLAD into the Company with the Company as the surviving entity. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company.
If so, the Company's investment objective of executing its expansion plan through acquisition and merger with VLAD will be adversely affected and the Company may not be able to pursue such expansion strategy if it is unable to finance the merger and acquisition with VLAD. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the
Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of May 31, 2016, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to execute on the proposed merger with VLAD. The
Company currently has no interest payment or debt service related to the planned merger with VLAD.

9.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

                   Name
                           Position
Age
Date of First

Appointment
Vladislav Gasnikov

Chief Executive Officer/
Director

 April 25, 2016
Alex Shchekin
Vice
President/Director/Secretary

April 25, 2016

Vladislav Gasnikov/CEO

Mr. Gasnikov is a retired military officer. He headed transportation operations for BMW, and was the manager of assembly production of Renault in Europe. Mr. Gasnikov was the head of the logistics department for BMW outsourcing and has years of experience in connecting logistical demands. He founded VLAD with one truck and grew it current fleet of 53 dry vans and 80 dry commodity trailers.

Alexander Shchekin/Chairman of the Board/VP/Secretary

Mr. Shchekin is an investor and is involved in advanced computer science and artificial intelligence research. He is a cofounder and a shareholder in a number of successful technology companies.
He is a computer scientist, serial entrepreneur and a professional educator.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than two (2) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the
Company's majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

- Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

- Any conviction in a criminal proceeding or being subject to a pending criminal proceeding
(excluding traffic violations and other minor offenses),

- Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

- Being found by a court of competent jurisdiction (in a civil action), the Commission or the
Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

- Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

- Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

- Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees
None.

Voting Trust Agreement
N/A

Underwriting Agreement
N/A

10.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our three highest-paid persons who were directors or executive officers during our last completed fiscal year.

Cash
Other
Total

Capacities in which
compensation
compensation
compensation
           Name
compensation was received
($)
($)
($)
Vladislav Gasnikov
CEO, Director
-0-
-0-
-0-
Alex Shchekin
Chairman of the Board/
VP/Secretary
-0-
-0-
-0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

11.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.
There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within
60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Amount and

Amount and

nature of

nature of

beneficial

Percent

Name and address of beneficial

beneficial

ownership

of class

owner (1)

ownership (2)

acquirable

(3)

Vladislav Gasnikov

13,500,000

-0-

90%

Alex Shchekin

1,500,000

-0-

10%

All directors and officers as a
group (2 persons)

-0-

100%

(1)
The address of those listed is 2195 Arthur Avenue, Elk Grove Village, IL 60007

(2)
Unless otherwise indicated, all shares are owned directly by the beneficial owner.

(3)
Based on 15,000,000 shares outstanding prior to this Offering.

12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last fiscal year, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Delaware law that they must present to the
Company any business opportunity presented to them as an individual that met Delaware's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company's intention to adopt such policies and procedures in the immediate future.

13.   SECURITIES BEING OFFERED

Convertible Notes

This offering relates to the sale of up to Fifteen Thousand (15,000) eight (10%) percent Convertible Notes of the Company. Interest is payable semi-annually and in arrears commencing on December 31, 2016. The
Notes are unsecured and mature 36 months from the date of issuance. The Notes carry no prepayment penalty. At its sole and absolute election, the Company may compel the holders of all or part of the Note to have the then-outstanding principal and interest into shares of the Company's common stock. The price at which the Notes may convertible into shares of the Company's common stock will be seventy-five (75%)
percent of the twenty (20) trailing average bid price as quoted on any major national exchange or automated quotation system. Accordingly, the Notes may only be converted should the Company obtain a public listing for its Common Stock. Currently, the Company does not qualify for a listing of its Common
Stock on any major national stock exchange of automated quotation system and has not present intention to seek such a listing.

Capital Stock

We are not offering any shares of our capital stock in this Offering.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share
As of May 31, 2016 we had 15,000,000 shares of common stock outstanding. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws.
For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this registration statement, there were 15,000,000 shares of common stock issued and outstanding held by two (2) shareholders.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 15,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 15,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange
Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:
-      1% of the number of shares then outstanding, which will equal 150,000 shares of common stock immediately after this offering (or 150,000 shares of common stock if the over-allotment option is exercised in full); and
-      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company.
However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
-      the issuer of the securities that was formerly a shell company has ceased to be a shell company;
-      the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the
Exchange Act;
-      the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
-      at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

14.   FINANCIAL STATEMENTS

Alliance Freight Lines Inc.
(A DEVELOPMENTAL STAGE COMPANY)
UNAUDITED FINANCIAL STATEMENTS
For the period ended May 31, 2016

CONTENTS:

Balance Sheet as of May 31, 2016

Statement of Operations for the period from April 20, 2016 to May 31, 2016

Statements of Stockholder's Deficit for the period from April 20, 2016  to May 31, 2016

Statements of Cash Flows for the period from April 20, 2016 to May 31, 2016

Notes to the Financial Statements

Alliance Freight Lines Inc.
(A DEVELOPMENTAL STAGE COMPANY)
UNAUDITED BALANCE SHEET
As of May 31, 2016
          Unaudited
ASSETS

May 31, 2016

$
Current Assets:

  Cash

1,500
         Total Current Assets

0
TOTAL ASSETS

1,500

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

Related Party Note

3,500
Total Current Liabilities

3,500
Total Liabilities

3,500

Stockholders' Equity

Common Stock, Par Value $0.0001, 100,000,000 Authorized, 15,000,000 Issued &
Outstanding

1,500
Additional Paid In Capital

Prior Accumulated Retained Earnings

Current net profit (loss)

(3,500)
Less: Dividends

-

Total Shareholders' Equity

(2,000)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY

1,500

The accompanying notes are an integral part of these financial statements.

Alliance Freight Lines Inc.
(A DEVELOPMENTAL STAGE COMPANY)
UNAUDITED STATEMENT OF OPERATIONS
For the Period April 20, 2016 (Inception) through May 31, 2016
          Unaudited

From April 20,
2016 to May 31,
2016

               $

Revenue

0

Operating expenses:

3,500
Total operating expenses

3,500

Net Profit

(3,500)

Net loss per common share - basic and diluted:

Net loss per share attributable to common
stockholders

0.0003

Weighted-average number of common shares
outstanding

15,000,000

The accompanying notes are an integral part of these financial statements.

Alliance Freight Lines Inc.
(A DEVELOPMENTAL STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S DEFICIT
for the period of April 20, 2016 (inception) to May 31, 2016

Common Stock
Additional
Paid In
Capital
Accumulated
Deficit
Total
Stockholder's
Deficit

Shares
Amount

$

$
$
Beginning Balance, April 20,  2016
(Inception)
-
0

Issuance of Common Stock $0.0001 Par
Value
15,000,000
1,500

Net Income (Loss)
-

(3,500)

Ending Balance, May 31, 2016
15,000,000
1,500

(3,500)
(2,000)

The accompanying notes are an integral part of these financial statements.

Alliance Freight Lines Inc.
(A DEVELOPMENTAL STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM THE PERIOD April 20, 2016 (INCEPTION) TO May 31, 2016
        Unaudited

From April 20
, 2016
(Inception) to
May 31, 2016

$
Cash Flows from Operating Activities

Net Income (loss)

(3,500)
Net cash used in operating activities

(3,500)

Cash Flows from Financing Activities

Common Stock issued

1,500
Related Party Loan

3,500
Net Cash Flows From Financing Activities

5,000
    Net Increase In Cash

5,000

Cash - Beginning

-
Cash - Ending

1,5000

The accompanying notes are an integral part of these financial statements.

Note 1.     Organization, History and Business

Alliance Freight Lines Inc. ("the Company") was incorporated in Delaware on April 20, 2016. The
Company was established for the purpose of executing on a proposed merger with Vlad & Brother Corp.
The Company's fiscal year end is December 31.
..
Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC
605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers' outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with
ASC 718, "Stock Compensation" ("ASC 718").  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50,
"Equity-Based Payments to Non-Employees."  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per
Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share have not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the
United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, "Segment Reporting" requires use of the "management approach" model for segment reporting.
The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of May 31, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.     Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

5/31/16

U.S statutory rate

34.00%
Less valuation allowance

-34.00%

Effective tax rate

0.00%

The significant components of deferred tax assets and liabilities are as follows:

5/31/16
Deferred tax assets

Net operating gain/losses

$
(3,500)

Deferred tax liability

  Net deferred tax assets

  Less valuation allowance

Deferred tax asset - net valuation allowance

$
0

Note 3.     Income Taxes (Continued)

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and "Accounting for
Uncertainty in Income Taxes". The Company had no material unrecognized income tax assets or liabilities as of May 31, 2016.

The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period April 20, 2016 (inception)
through May 31, 2016, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On May 25, 2016 the Company issued 13,500,000 of its authorized common stock to Vladislav Gasnikov as consideration for $1,350

On May 25, 2016 the Company issued 1,500,000 of its authorized common stock to Alex Shchekin as consideration for $150.

On May 15, 2016, Mr. Gasnikov, our Chief Executive Officer, loaned the company the sum of $3,500. The note is payable upon demand and bears no interest.

Note 5.   Stockholders' Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of May 31, 2016 the Company had 15,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

 Note 7 - Net Income (Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Alliance Freight Lines Inc. for the period April 20, 2016 (inception) through May 31, 2016

                  5/31/16

Net Income (Loss)

$
(3,500)

Weighted-average common shares outstanding  basic:

Weighted-average common stock

15,000,000
Equivalents

    Stock options

0
    Warrants

0
    Convertible
Notes

0
Weighted-average common shares

 15,000,000
outstanding-  Diluted

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue.
These factors raise substantial doubt about the Company's ability to continue as a going concern.
Management believes that the Company's capital requirements will depend on many factors including the success of the Company's development efforts and its efforts to raise capital. Management also believes the
Company needs to raise additional capital for working capital purposes. There is no assurance that such
financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.    Subsequent Events

None

PART III

INDEX TO EXHIBITS

Exhibit 2a Certificate of Incorporation and By-Laws
Exhibit 1A-6 Merger Letter of Intent
Exhibit 1A-6 Form of Convertible Note
Exhibit 1A2b Bylaws
Exhibit 1A-4 Subscription Agreement
Exhibit 1A-12 OPN CNSL

Alliance Freight Lines Inc.
16.  SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of ____, State of _____, on June  __, 2016.

Alliance Freight Lines Inc.

/s/ Vladislav Gasnikov

By:

Name:
 Vladislav Gasnikov

Title:
Chief Executive Officer and Director

(Principal Executive, Financial and
Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature

Title

Date

[/s/ Vladislav Gasnikov

Vladislav Gasnikov

Director and Chief Executive
Officer (Principal Executive,
Financial and Accounting
Officer)